EXHIBIT (99)(a)

NEWS RELEASE
January 18, 2005
Contact:      Tony W. Wolfe
                     President and Chief Executive Officer

                     A. Joseph Lampron
                     Executive Vice President and Chief Financial Officer

                     828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc., the parent company of Peoples Bank, reported net income of $1.1 million, or $0.34 basic net income per share and $0.33 diluted net income per share, for the three months ended December 31, 2004 as compared to $176,000 or $0.06 basic and diluted net income per share, for the same period one year ago. Net income from recurring operations for the three months ended December 31, 2004 was $1.2 million, or $0.38 basic and diluted net income per share, as compared to fourth quarter 2003 net income from recurring operations of $369,000, or $0.12 basic and diluted net income per share.

Tony W. Wolfe, President and Chief Executive Officer, attributed the increase in recurring fourth quarter earnings to a decrease in the provision for loan losses, an increase in net interest income and an increase in recurring non-interest income, which were partially offset by an increase in non-interest expense.

The provision for loan losses for the three months ended December 31, 2004 was $598,000 as compared to $2.1 million for same period one year ago. This decrease is due to a $10.0 million reduction in classified loans as of December 31, 2004 when compared to December 31, 2003. Net interest income increased 7% to $6.2 million for the three months ended December 31, 2004 compared to $5.8 million for the same period one year ago. This increase is attributable to an increase in interest income due to increases in the prime rate resulting from Federal Reserve interest rate increases combined with an increase in the average outstanding balance of investment securities available for sale. Net interest income after the provision for loan losses increased 52% to $5.6 million for the three months ended December 31, 2004 compared to $3.7 million for the same period one year ago.

Recurring non-interest income amounted to $1.6 million for the three months ended December 31, 2004, as compared to $1.5 million for the same period one year ago. The increase in recurring non-interest income is primarily due to an increase of $42,000 in mortgage banking income and $67,000 in fee income from the Bank’s Banco de la Gente branch.

Non-interest expense increased 14% to $5.5 million for the three months ended December 31, 2004, as compared to $4.8 million for the same period last year. The increase in non-interest expense included an increase of $511,000 or 19% in salaries and benefits expense primarily due to normal salary increases and increased incentive expense and an increase of $130,000 or 15% in occupancy expense. The increase in occupancy expense is due to an

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE TWO

increase of $47,000 in building repair and maintenance expense, an increase of $68,000 in furniture and equipment expense and an $11,000 increase in lease expense due to the Bank’s new Banco de la Gente branch in Mecklenburg County.

Year-to-date net income as of December 31, 2004 was $4.4 million, or $1.41 basic net income per share and $1.39 diluted net income per share as compared to $2.0 million, or $0.64 basic net income per share and $0.63 diluted net income per share, for the same period one year ago. Net income from recurring operations for the year ended December 31, 2004 was $4.6 million or $1.46 basic net income per share and $1.44 diluted net income per share, representing a 106% increase over net income from recurring operations of $2.2 million, or $0.71 basic and diluted net income per share for the year ended December 31, 2003. In the year ended December 31, 2004, the Company had net non-recurring losses on the disposition of assets of $248,000. This is a reduction from the net non-recurring losses on the disposition of assets for the year ended December 31, 2003, which amounted to $355,000 and were comprised of a $747,000 net loss on repossessed assets and a $53,000 loss on sale of securities which were partially offset by a $479,000 gain associated with the sale of the Bank’s $3.7 million credit card portfolio during the first quarter of 2003.

The Company’s increase in recurring earnings for 2004 is primarily attributable to a decrease in the provision for loan losses and an increase in net interest income, which were partially offset by an increase in non-interest expense.

The year-to-date provision for loan losses decreased to $3.3 million for the year ended December 31, 2004 from $6.7 million for the year ended December 31, 2003. This decrease is due to a reduction in classified loans. Year-to-date net interest income increased 8% to $23.9 million for the year ended December 31, 2004, as compared to $22.1 million for the same period one year ago. This increase is attributable to an increase in interest income due to an increase in the prime rate, as well as an increase in the average outstanding balance of available for sale securities and loans combined with a reduction in interest expense resulting from a decrease in the cost of funds. Year-to-date net interest income after the provision for loan losses increased 35% to $20.7 million for the year ended December 31, 2004, as compared to $15.4 million for the same period one year ago.

Excluding non-recurring gains and losses on the disposition of assets, non-interest income was $6.3 million for the years ended December 31, 2004 and December 31, 2003.

Non-interest expense increased 10% to $20.1 million for the year ended December 31, 2004, as compared to $18.2 million for the same period last year. The increase in year-to-date non-interest expense included an increase of $1.4 million or 14% in salaries and benefits expense primarily due to normal salary increases, increased incentive expense and increased employee insurance costs. It also included an increase of $282,000 or 8% in occupancy expense, primarily due to an increase in repairs and maintenance expense and an increase in lease expense resulting from lease agreements for branch facilities entered into during 2003 and 2004, as well as an increase of $170,000 or 4% in non-interest expenses other than salary, benefits and occupancy expenses.

Total assets as of December 31, 2004 amounted to $686.3 million, an increase of 2% compared to total assets of $674.0 million at December 31, 2003. This increase is primarily attributable to an increase in available for sale securities, which was partially offset by a decrease in loans. Available for sale securities increased 33% to $105.6

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE THREE

million as of December 31, 2004 compared to $79.5 million as of December 31, 2003, the result of additional securities purchases, which were partially offset by paydowns on mortgage-backed securities, calls and maturities. Loans decreased 3% to $535.5 million as of December 31, 2004 compared to $552.1 million as of December 31, 2003. The increase in available for sale securities and the decrease in loans reflect management’s directed effort to increase investment securities as a percentage of total assets in an effort to reduce the credit risk in the balance sheet.

Non-performing assets totaled $6.0 million at December 31, 2004 or 0.88% of total assets, compared to $6.3 million at December 31, 2003 or 0.93% of total assets. The allowance for loan losses at December 31, 2004 amounted to $8.0 million or 1.50% of total loans compared to $9.7 million or 1.76% of total loans at December 31, 2003.

Deposits amounted to $556.5 million as of December 31, 2004, representing an increase of 1% over deposits of $549.8 million at December 31, 2003. Core deposits, which include non interest-bearing demand deposits, NOW, MMDA, savings and certificates of deposits of denominations less than $100,000, increased $24.0 million to $402.2 million at December 31, 2004 as compared to $378.2 million at December 31, 2003. This increase is primarily due to an increase in the Bank’s Investment Checking product, which was partially offset by a decrease in certificates of deposit less than $100,000. Certificates of deposit in amounts greater than $100,000 or more totaled $154.3 million at December 31, 2004 as compared to $171.6 million at December 31, 2003 as maturing brokered deposits were replaced with core deposits. The Company chose to price the Investment Checking account at a level which attracted new deposits but was more cost effective than brokered deposits.

Shareholders’ equity increased to $50.9 million, or 7.42% of total assets, at December 31, 2004 as compared to $48.6 million, or 7.20% of total assets, at December 31, 2003. This was primarily due to an increase in retained earnings resulting from net income in 2004.

The Company repurchased 15,100 shares  of its common stock for a total  purchase price of $291,000 during the fourth quarter of 2004 as part of the stock repurchase plan  implemented in November 2004.   The Board  of Directors has authorized stock repurchase for a total purchase price of up to $3,000,000.

Peoples Bank operates eleven offices throughout Catawba County, North Carolina, one office in Alexander County, North Carolina, three offices in Lincoln County, North Carolina and one office in Mecklenburg County, North Carolina. The Company’s common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol “PEBK.” Scott and Stringfellow, Inc., Ryan, Beck & Co., Sterne Agee & Leach, Inc. and Trident Securities, Inc. are market makers for the Company’s shares.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in Peoples Bancorp of North Carolina, Inc.’s annual report on Form 10-K for the year ended December 31, 2003.

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PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FOUR

CONSOLIDATED BALANCE SHEETS
December 31, 2004 and December 31, 2003

	December 31, 2004	December 31, 2003
	(Unaudited)
ASSETS:
Cash and due from banks	$15,067,871	$18,413,786
Federal funds sold	1,723,000	2,369,000
Cash and cash equivalents	16,790,871	20,782,786

Investment securities available for sale	105,598,106	79,460,452
Other investments	5,396,959	4,216,973
Total securities	110,995,065	83,677,425

Loans	535,467,733	552,126,189
Mortgage loans held for sale	3,783,175	587,495
Less: Allowance for loan losses	(8,048,627)	(9,722,267)
Net loans	531,202,281	542,991,417

Premises and equipment, net	12,742,730	12,537,230
Accrued interest receivable and other assets	14,617,125	14,043,586
Total assets	$686,348,072	$674,032,444

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Non-interest bearing demand	$78,024,194	$72,420,923
NOW, MMDA & Savings	193,917,507	158,677,445
Time, $100,000 or more	154,300,926	171,596,789
Other time	130,279,446	147,107,075
Total deposits	556,522,073	549,802,232

Demand notes payable to U.S. Treasury	1,184,392	443,384
FHLB borrowings	59,000,000	58,000,000
Junior subordinated debentures	14,433,000	14,433,000
Accrued interest payable and other liabilities	4,270,755	2,799,932
Total liabilities	635,410,220	625,478,548

Shareholders' Equity:
Preferred stock, no par value; authorized
5,000,000 shares; no shares issued
and outstanding	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and
outstanding 3,135,074 shares in 2004
and 3,135,202 shares in 2003	35,040,390	35,121,510
Retained earnings	16,018,206	12,844,524
Accumulated other comprehensive income	(120,744)	587,862
Total shareholders' equity	50,937,852	48,553,896

Total liabilities and shareholders' equity	$686,348,072	$674,032,444

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE FIVE

CONSOLIDATED STATEMENTS OF INCOME
For the three months and years ended December 31, 2004 and 2003

	Three months ended		Years ended
	December 31,		December 31,
	2004	2003	2004	2003
	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$8,240,628	$8,058,546	$32,253,161	$31,531,673
Interest on federal funds sold	9,336	4,164	35,236	58,384
Interest on investment securities:
U.S. Government agencies	825,775	585,856	2,903,865	2,244,375
States and political subdivisions	176,700	144,357	660,227	577,339
Other	108,732	106,404	402,080	441,958
Total interest income	9,361,171	8,899,327	36,254,569	34,853,729

INTEREST EXPENSE:
NOW, MMDA & Savings deposits	582,524	352,962	1,899,249	1,318,820
Time deposits	1,724,150	1,920,204	7,145,486	8,157,388
FHLB borrowings	662,799	649,050	2,602,866	2,597,043
Junior subordinated debentures	189,433	177,526	676,547	667,526
Other	4,894	2,095	10,518	7,891
Total interest expense	3,163,800	3,101,837	12,334,666	12,748,668
NET INTEREST INCOME	6,197,371	5,797,490	23,919,903	22,105,061
PROVISION FOR LOAN LOSSES	598,000	2,114,000	3,256,000	6,743,900
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,599,371	3,683,490	20,663,903	15,361,161

OTHER INCOME:
Service charges	842,243	850,462	3,434,544	3,266,949
Other service charges and fees	209,383	171,830	677,191	610,591
Gain (loss) on sale of securities	(63,688)	(52,855)	(63,688)	(52,855)
Mortgage banking income	116,866	75,164	394,456	685,343
Insurance and brokerage commission	90,963	115,159	429,788	420,762
Miscellaneous	259,049	135,217	1,185,511	995,099
Total other income	1,454,816	1,294,977	6,057,802	5,925,889
OTHER EXPENSES:
Salaries and employee benefits	3,137,711	2,626,339	11,477,495	10,099,811
Occupancy	979,096	849,300	3,672,051	3,389,857
Other	1,357,236	1,309,391	4,907,923	4,738,253
Total other expenses	5,474,043	4,785,030	20,057,469	18,227,921

INCOME BEFORE INCOME TAXES	1,580,144	193,437	6,664,236	3,059,129
INCOME TAXES	522,100	17,738	2,233,300	1,055,538

NET INCOME	$1,058,044	$175,699	$4,430,936	$2,003,591
PER SHARE AMOUNTS
Basic net income	$0.34	$0.06	$1.41	$0.64
Diluted net income	$0.33	$0.06	$1.39	$0.63
Cash dividends	$0.10	$0.10	$0.40	$0.40
Book value	$16.25	$15.49	$16.25	$15.49

PEOPLES BANCORP ANNOUNCES FOURTH QUARTER EARNINGS RESULTS - PAGE SIX

FINANCIAL HIGHLIGHTS
For the three months and years ended December 31, 2004 and 2003

	Three months ended			Years ended
	December 31,			December 31,
	2004	2003		2004	2003
	(Unaudited)	(Unaudited)		(Unaudited)
SELECTED AVERAGE BALANCES:
Available for Sale Securities	$104,743,282	$76,621,570		$93,769,091	$72,072,117
Loans	542,453,093	546,377,956		547,753,256	539,559,225
Earning Assets	654,405,508	633,234,060		650,093,576	625,763,733
Assets	690,229,950	666,453,105		684,383,948	660,644,283
Deposits	562,275,527	541,982,860		558,141,197	533,703,774
Shareholders' Equity	51,511,199	48,666,657		51,977,720	49,914,434

SELECTED KEY DATA:
Net Interest Margin (tax equivalent)	3.84%	3.69%		3.75%	3.58%
Return on Average Assets	0.61%	0.10%		0.65%	0.30%
Return on Average Shareholders' Equity	8.17%	1.43%		8.52%	4.01%
Shareholders' Equity to Total Assets (Period End)	7.42%	7.20%		7.42%	7.20%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$9,453,135	$8,887,322		$9,722,267	$7,247,906
Provision for loan losses	598,000	2,114,000		3,256,000	6,743,900
Charge-offs	(2,267,349)	(1,337,735)		(5,368,612)	(4,481,548)
Recoveries	264,841	58,680		438,972	212,009
Balance, end of period	$8,048,627	$9,722,267		$8,048,627	$9,722,267

ASSET QUALITY:
Non-accrual Loans				$5,097,413	$4,342,689
90 Days Past Due and still accruing				245,169	271,451
Other Real Estate Owned				681,902	1,446,552
Repossessed Assets				-	206,200
Total Non-performing Assets				$6,024,484	$6,266,892
Non-performing Assets to Total Assets				0.88%	0.93%
Allowance for Loan Losses to Non-performing Assets				133.60%	155.14%
Allowance for Loan Losses to Total Loans				1.50%	1.76%

LOAN RISK GRADE ANALYSIS:		Percentage of Loans		General Reserve
		By Risk Grade*		Percentage
		12/31/2004	12/31/2003	12/31/2004	12/31/2003
Risk 1 (Excellent Quality)		13.44%	11.36%	0.15%	0.15%
Risk 2 (High Quality)		23.03%	24.03%	0.50%	0.50%
Risk 3 (Good Quality)		53.89%	53.80%	1.00%	1.00%
Risk 4 (Management Attention)		5.67%	5.11%	2.50%	2.50%
Risk 5 (Watch)		0.95%	1.15%	7.00%	7.00%
Risk 6 (Substandard)		0.61%	2.43%	12.00%	12.00%
Risk 7 (Low Substandard)		1.46%	1.33%	25.00%	25.00%
Risk 8 (Doubtful)		0.00%	0.00%	50.00%	50.00%
Risk 9 (Loss)		0.00%	0.00%	100.00%	100.00%

*Excludes non-accrual loans

At December 31, 2004 there was one relationship exceeding $1.0 million (which totaled $1.2 million) in the Watch risk grade, three relationships exceeding $1.0 million each (which totaled $4.1 million) in the Substandard risk grade and three relationships exceeding $1.0 million each (which totaled $8.7 million) in the Low Substandard risk grade. Balances of individual relationships exceeding $1.0 million in these risk grades ranged from $1.2 million to $3.9 million. These customers continue to meet payment requirements and these relationships would not become non-performing assets unless they are unable to meet those requirements.

(END)